                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              Cambrex Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[CAMBREX LOGO]

                              CAMBREX CORPORATION

                            ------------------------

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 25, 2002

     Notice Is Hereby Given that the 2002 Annual Meeting of Stockholders of Cambrex Corporation ("Cambrex" or the "Company") will be held in Conference Room F/G at the Sheraton Meadowlands Hotel, Two Meadowlands Plaza, East Rutherford, New Jersey on April 25, 2002, at 1:00 P.M., for the following purposes:

1. to elect four (4) directors in Class III to hold office until the 2005 Annual Meeting of Stockholders and until their successors shall be elected and qualified; and

2. to consider and act upon the ratification of the appointment of PricewaterhouseCoopers L.L.P. as independent accountants for 2002; and

3. to transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record of Common Stock of the Company at the close of business on March 15, 2002, will be entitled to vote at the meeting. The list of such stockholders will be available for inspection by stockholders during the ten days prior to the meeting in accordance with Section 219 of the Delaware General Corporation Law at the offices of American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219. Stockholders may make arrangements for such inspection by contacting Peter E. Thauer, Senior Vice President, General Counsel & Secretary, Cambrex Corporation, One Meadowlands Plaza, East Rutherford, New Jersey 07073.
                                               By order of the Board of
                                               Directors,

                                                            Peter E. Thauer,
                                                                 Secretary

March 18, 2002

                   THE VOTE OF EACH STOCKHOLDER IS IMPORTANT.
         PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND PROMPTLY
                RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED.

                              CAMBREX CORPORATION

                            ------------------------

                             2002 ANNUAL MEETING OF
                                  STOCKHOLDERS
                                PROXY STATEMENT

                            ------------------------

                               PROXY SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cambrex Corporation (the "Company") for use at the 2002 Annual Meeting of Stockholders to be held on April 25, 2002, and at any adjournment of the meeting. The address of the Company's principal executive office is One Meadowlands Plaza, East Rutherford, New Jersey 07073. This Proxy Statement and the form of proxy are being mailed to stockholders on or about March 22, 2002.

     The costs of soliciting proxies will be borne by the Company. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners, and their reasonable expenses therefore will be reimbursed by the Company. Solicitation will be made by mail and also may be made personally or by telephone or telegraph by the Company's officers, directors and employees without special compensation for such activities.

                        REVOCABILITY AND VOTING OF PROXY

     A proxy given by a stockholder may be revoked at any time before it is exercised by giving another proxy bearing a later date or by notifying the Company in writing of such revocation or by a vote in person at the Annual Meeting. Properly executed proxies received by the Company will be voted in accordance with the instructions indicated thereon and if no instructions are indicated, will be voted for the election of the four nominees for director named herein, and in favor of the selection of PricewaterhouseCoopers L.L.P. as independent accountants for the Company. The Company knows of no reason why any of the nominees named herein would be unable to serve for the terms indicated. In the event, however, that any such nominee should, prior to the election, become unable to serve as a director, unless the Board of Directors decides to decrease the size of the Board, the proxy will be voted for such substitute nominee as the Board of Directors shall propose.

     The Board of Directors knows of no matters to be presented at the meeting other than those set forth in the foregoing Notice of Annual Meeting. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote the shares subject to such proxies in accordance with their best judgment.

                         RECORD DATE AND VOTING RIGHTS

     The Company has only one class of voting securities, Common Stock, par value $0.10 ("Common Stock"). Only holders of Common Stock of the Company of record at the close of business on March 15, 2002, will be entitled to vote at the meeting. On such record date there were outstanding and entitled to vote 28,160,959 shares of Common Stock and each such share is entitled to one vote.

     The Proxy Card conveys discretionary authority to vote on any other matter not presently known by management that may properly come before the Annual Meeting.

                             PRINCIPAL STOCKHOLDERS

     The following sets forth information with respect to the only persons of which the Company is aware as of February 15, 2002, who may be deemed to beneficially own more than 5% of the outstanding Common Stock of the Company:

                                                          NUMBER OF SHARES         PERCENT
NAME AND ADDRESS                                        BENEFICIALLY OWNED(1)    OF CLASS(2)
----------------                                        ---------------------    -----------
Capital Research and Management Company...............        2,765,000(3)           10.7%
SMALLCAP World Fund, Inc.
333 South Hope Street
Los Angeles, California 90071
Wellington Management Company, LLP....................        2,145,450(4)           8.33%
75 State Street
Boston, Massachusetts 02109
Cyril C. Baldwin, Jr..................................        1,352,826(5)           5.23%
39 Locust Avenue
New Canaan, Connecticut 06840

---------------
(1) Unless otherwise indicated (a) share ownership is based upon information furnished as of February 15, 2002, by the beneficial owner, and (b) each beneficial owner has sole voting and investment power with respect to the shares shown.

(2) For the purpose of this table, the percent of issued and outstanding shares of Common Stock of the Company held by each beneficial owner has been calculated on the basis of (i) 25,866,163 shares of Common Stock issued and outstanding (excluding treasury shares) on February 15, 2002, and (ii) 23,922 shares still to be issued in connection with the 1993 conversion of the Company's 9% Convertible Subordinated Notes.

(3) In a Schedule 13G under the Securities Exchange Act of 1934 dated February 11, 2002 and filed by Capital Research and Management Company ("Capital"), Capital reported that it has sole dispositive power over 2,765,000 shares. Included in the 2,765,000 shares reported is an aggregate amount of 1,480,000 shares beneficially owned by SMALLCAP World Fund, Inc., which is advised by Capital. The shares reported on Capital's Schedule 13G are reported beneficially owned by SMALLCAP World Fund, Inc. and beneficial ownership is disclaimed pursuant to Rule 13d-4 by Capital.

(4) In a Schedule 13G under the Securities Exchange Act of 1934 dated February 14, 2002 and filed by Wellington Management Company LLP ("WMC"), WMC reported that by reason of advisory relationships with numerous investment counselling clients, WMC may be deemed to be the beneficial owner of 2,145,450 shares. WMC shares power to dispose of all shares and shares voting power as to 1,497,450 with its investment counselling clients.

(5) Includes 4,652 share equivalents held in the Director's Deferred Compensation Plan, 11,000 shares issuable upon exercise of options granted under the Company's 1994, 1996 and 2001 Stock Option Plans and 225,000 shares held by a family member as to which Mr. Baldwin disclaims beneficial ownership.

           COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table gives information concerning the beneficial ownership of the Company's Common Stock on February 15, 2002, by (i) each director and nominee for election as a director, (ii) each of the executive officers named in the Summary Compensation Table (below) and (iii) all directors and executive officers of the Company as a group.

                                                        SHARES
                                                     BENEFICIALLY      PERCENT OF
BENEFICIAL OWNERS                                      OWNED(1)         CLASS(2)
-----------------                                    ------------      ----------
Cyril C. Baldwin, Jr...............................   1,352,826(3)        5.23%
Rosina B. Dixon, M.D...............................      22,349(4)           *
Claes Glassell.....................................     270,932(5)        1.05%
George J.W. Goodman................................      29,632(6)           *
Roy W. Haley.......................................      11,090(7)           *
Kathryn Rudie Harrigan.............................      19,779(4)           *
Leon J. Hendrix, Jr................................      23,507(8)           *
Ilan Kaufthal......................................      35,705(9)           *
William B. Korb....................................      11,882(10)          *
Robert LeBuhn......................................      35,253(11)          *
James A. Mack......................................     888,600(12)       3.44%
John R. Miller.....................................      12,049(13)          *
Peter G. Tombros...................................       2,000(14)          *
Salvatore J. Guccione..............................      84,400(15)          *
Steven M. Klosk....................................     305,416(16)       1.18%
Paolo Russolo......................................      86,870(17)          *
All Directors and Executive Officers as a group (24
  Persons).........................................   3,493,376(18)      13.51%

---------------
  *  Beneficial Ownership is less than 1% of the Common Stock outstanding

 (1) Except as otherwise noted, reported share ownership is as of February 15, 2002. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock he or she beneficially owns.

 (2) For the purpose of this table, the percent of issued and outstanding shares of Common Stock of the Company held by each beneficial owner has been calculated on the basis of (i) 25,866,163 shares of Common Stock issued and outstanding (excluding treasury shares) on February 15, 2002, (ii) all shares of Common Stock subject to stock options which are held by such beneficial owner and are exercisable within 60 days of February 15, 2002, and (iii) 23,922 shares still to be issued in connection with the 1993 conversion of the Company's 9% Convertible Subordinated Notes.

 (3) The number of shares reported includes 4,652 share equivalents held in the Director's Deferred Compensation Plan and 11,000 shares issuable upon exercise of options granted under the Company's 1994, 1996 and 2001 Stock Option Plans and 225,000 shares held by a family member for which beneficial ownership of such shares is disclaimed.

 (4) The number of shares reported includes 12,500 shares issuable upon exercise of options granted under the Company's 1994, 1996 and 2001 Stock Option Plans.

 (5) The number of shares reported consists of 255,000 shares issuable upon exercise of options granted under the Company's Stock Option Plans, 4,363 shares held at December 31, 2001 in the Company's Savings Plan and 3,750 share equivalents held February 15, 2002 in the Company's Deferred Compensation Plan.

 (6) The number of shares reported includes 15,500 shares issuable upon exercise of options granted under the Company's 1994, 1996 and 2001 Stock Option Plans and 8,716 share equivalents held at February 15, 2002 in the Company's Directors' Deferred Compensation Plan.

 (7) The number of shares reported includes 8,000 shares issuable upon exercise of options granted under the Company's 1996 and 2001 Stock Option Plans and 3,090 share equivalents held at February 15, 2002 in the Company's Directors' Deferred Compensation Plan.

 (8) The number of shares reported includes 12,500 shares issuable upon exercise of options granted under the Company's 1994, 1996 and 2001 Stock Option Plans and 8,007 share equivalents held at February 15, 2002 in the Company's Directors' Deferred Compensation Plan.

 (9) The number of shares reported includes 15,500 shares issuable upon exercise of options granted under the Company's 1994, 1996 and 2001 Stock Option Plans.

(10) The number of shares reported includes 8,000 shares issuable upon exercise of options granted under the Company's 1996 and 2001 Stock Option Plans, 1,000 shares held by a family member for which beneficial ownership of such shares is disclaimed, and 2,882 share equivalents held at February 15, 2002 in the Company's Directors' Deferred Compensation Plan.

(11) The number of shares reported includes 15,500 shares issuable upon exercise of options granted under the Company's 1994, 1996 and 2001 Stock Option Plans, 3,000 shares held by a family member for which beneficial ownership of such shares is disclaimed, and 8,457 share equivalents held at February 15, 2002 in the Company's Directors' Deferred Compensation Plan.

(12) The number of shares reported includes 344,185 shares issuable upon exercise of options granted under the Company's Stock Option Plans and 92,501 share equivalents held at February 15, 2002 in the Company's Deferred Compensation Plan and 175,000 Incentive Appreciation Units (see Management Contracts and Programs). 916 shares held by a family member are included and beneficial ownership of such shares is disclaimed.

(13) The number of shares reported includes 8,000 shares issuable upon exercise of options granted under the Company's 1996 and 2001 Stock Option Plans.

(14) The number of shares reported includes 2,000 shares issuable upon exercise of options granted under the Company's 2001 Stock Option Plan.

(15) The number of shares reported includes 77,667 shares issuable upon exercise of options granted under the Company's Stock Option Plans, 1,719 shares held at December 31, 2001 in the Company's Savings Plan.

(16) The number of shares reported includes 246,667 shares issuable upon exercise of options granted under the Company's Stock Option Plans and 4,452 shares held at December 31, 2001 in the Company's Savings Plan, and 47,822 share equivalents held at February 15, 2002 in the Company's Deferred Compensation Plan.

(17) The number of shares reported includes 80,000 shares issuable upon exercise of options granted under the Company's Stock Option Plans.

(18) The number of shares reported includes 1,695,551 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days, 15,834 shares held at December 31, 2001 in the Company's Savings Plan, 35,804 share equivalents held at February 15, 2002 in the Company's Directors' Deferred Compensation Plan and 223,402 share equivalents held at February 15, 2002 in the Company's Deferred Compensation Plan. Shares held by immediate family members are not included and beneficial ownership of such shares is disclaimed.

                               BOARD OF DIRECTORS

     The Board of Directors is responsible for directing the management of the business and affairs of the Company. The Board holds regular meetings five times each year and holds additional special meetings as required. During 2001 the Board held eight meetings.

     The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Environmental Committee and the Governance Committee.

     The Audit Committee, comprised of four non-employee directors, recommends to the Board the accounting firm to act as the independent accountants for the Company, consults with the accounting firm concerning the scope of the audit, reviews the audit results and reviews the Company's internal financial controls and procedures with the accountants and with members of management. The Audit Committee held four meetings in 2001.

     The Compensation Committee, comprised of four non-employee directors, oversees the Company's executive compensation programs and policies and administers the Company's Stock Option and Long-term Incentive Plans. The Compensation Committee held six meetings in 2001.

     The Environmental Committee, comprised of eleven non-employee directors, oversees the Company's environmental affairs. The Environmental Committee held four meetings during 2001.

     The Governance Committee, comprised of four non-employee directors, is responsible for reporting to the Board of Directors concerning its evaluation of the performance of the Chief Executive Officer, individual directors and the Board as a whole. The Governance Committee makes recommendations to the Board of Directors concerning nominees for election to the Board at Annual Meetings and candidates for newly created directorships and vacancies on the Board. The Governance Committee will consider nominees recommended by stockholders. Such recommendations for the 2003 Annual Meeting should be sent to the Corporate Secretary of the Company not later than January 24, 2003, and should include a statement of the nominee's qualifications. The Governance Committee held two meetings in 2001.

     Under the retirement policy for non-employee directors established by the Board of Directors in 1989, a non-employee director (other than incumbent directors when the policy was adopted) must not have attained age 72 at the time of election and may not serve as a director beyond the Annual Meeting next following such person's 72nd birthday.

COMPENSATION OF DIRECTORS

     During 2001 the Company paid each non-employee director of the Company an annual fee of $18,000 which was increased on May 1 to $20,000, as well as $1,000 for each Board, Committee (other than the Environmental Committee) and Stockholders' Meeting attended, except that the Chairmen of the Compensation, Audit and Governance Committees received $1500 for each Committee meeting attended. The Chairman of the Environmental Committee received $1500 for each Environmental Committee meeting attended, but the remaining Committee members did not receive fees for meeting attendance. In 1995 the Board adopted a policy that a minimum of one-half of Board fees shall be paid in Company Common Stock, and that each director, within three years after joining the Board, shall have acquired an amount of Company Common Stock equal in value to the annual Board retainer. Directors also receive reimbursement for expenses incurred in connection with attendance. Employees of the Company who are directors are not paid any separate fees for acting as directors.

     In 1995, the Board adopted a Non-Employee Directors' Deferred Compensation Plan permitting Directors to defer receipt of Board fees including Company Common Stock otherwise issuable in payment of Board fees beginning with fees payable after January 1, 1996.

     In January 2001 the Board of Directors adopted the 2001 Performance Stock Option Plan (the "2001 Plan") which was approved by shareholders at the 2001 Annual Meeting of Stockholders. Pursuant to the terms of the Non-Employee Director Program of the 2001 Plan, each new, non-employee director shall be awarded an option to purchase 2,000 shares of the Company's Common Stock upon election as a director. The

2001 Plan further provides that each non-employee director will receive a grant of options to purchase 2,000 shares of Common Stock at the first meeting of the Board of Directors following each Annual Meeting of Stockholders of the Company. Each such option will have a per share exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options granted to non-employee directors shall be non-qualified options with a ten year term. Each option will become exercisable six months after the date of grant, subject to acceleration upon a change in control. In April 2001 the Board of Directors granted options to purchase 2,000 shares of Common Stock under the 2001 Plan to Cyril C. Baldwin, Jr., Rosina B. Dixon, George J. W. Goodman, Roy W. Haley, Kathryn Rudie Harrigan, Leon J. Hendrix, Jr., Ilan Kaufthal, William B. Korb, Robert LeBuhn, and John R. Miller.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes. The term of office of the directors in Class III expires at this Annual Meeting with the terms of office of the directors in Class I and Class II ending at successive Annual Meetings. At this Annual Meeting four directors in Class III will be elected to hold office until the 2005 Annual Meeting and until their successors shall be elected and qualified. To be elected, each nominee for director requires a plurality of the votes cast. Abstentions from voting (but not including broker non-votes) will have the effect of votes against the nominees. The following sets forth with respect to the four persons who have been nominated by the Board of Directors for election at this Annual Meeting and the other directors of the Company certain information concerning their positions with the Company (including its predecessor and now wholly-owned subsidiary CasChem, Inc.) and principal outside occupations and other directorships held.

     NOMINEES FOR ELECTION TO SERVE AS DIRECTORS UNTIL 2005 ANNUAL MEETING
                                  (CLASS III)

     William B. Korb (age 61). Director since January 1999 and member of the Compensation and Environmental Committees of the Board of Directors. Director, President and Chief Executive Officer since 1987 of Marconi Commerce Systems, Inc., formerly Gilbarco Inc., prior to his retirement on March 1, 2001. Prior to joining Gilbarco, the world's leading gasoline pump and dispenser manufacturing company, was Operating Vice President of Reliance Electric Company, a position he held from 1979 to 1987. Until earlier this year was a Director of General Electric Company USA, GEC, Beijing Chang Gi Service Station Equipment Co., Ltd., and Avery India Limited. Member of the Board of Trustees of Moses Cone Health Systems.

     James A. Mack (age 64). Director, President and Chief Operating Officer of the Company upon joining the Company in February 1990 and since April 1995 Chief Executive Officer. Appointed Chairman of the Board of Directors in October 1999. Prior thereto with Olin Corporation, a manufacturer of chemical and other products since 1984 as Vice President, Specialty Chemicals and, more recently, Vice President, Performance Chemicals Executive Vice President of Oakite Products, Inc. from 1982 to 1984. Prior to joining Oakite held various positions with The Sherwin-Williams Company, most recently as President and General Manager of the Chemicals Division from 1977 to 1981. Past Chairman of the Board of Governors of the Synthetic Organic Chemical Manufacturing Association. Member of the Board of Trustees of the Michigan Tech Alumni Fund, and currently a member of the Board of Directors' Committee of Responsible Care of the American Chemistry Council and serves on the Board of Directors of Research Corporation Technologies Inc.

     John R. Miller (age 64). Director since 1998. Chairman of the Compensation Committee and member of the Environmental Committee. Founder, Chairman and Chief Executive Officer of Petroleum Partners, Inc., a company formed to provide outsourcing services to the petroleum industry. Prior thereto he was Chairman and Chief Executive Officer of TBN Holdings, Inc., a buyout firm. He served with The Standard Oil Company as President and Chief Operating Officer from 1980 until 1986. His post immediately prior to assuming the Presidency was that of Senior Vice President, Technology and Chemicals. Among the other positions held was Vice President of Finance and later as Vice President of Transportation. Director of Eaton Corporation. Past Director and Chairman of the Federal Reserve Bank of Cleveland.

     Peter G. Tombros (age 59). Director since January 24, 2002. Served as President and Chief Executive Officer from 1994 to 2001 of Enzon, Inc., a biopharmaceutical company which developes and commercializes enhanced therapeutics though the application of its propriety technologies. Before joining Enzon, Mr. Tombros spent 25 years with Pfizer, Inc. as Vice President of Marketing, Sr. Vice President and General Manager and Executive Vice President of Pfizer Pharmaceuticals, Inc. He also served as Vice President Corporate Strategic Planning. He recently was elected Chairman of the Board and Chief Executive Officer of VivoQuest, a private biopharmaceutical company. He serves on the Board of Directors of Alpharma, Inc. and NPS Pharmaceuticals and is Chairman of the Board of the New Jersey Technology Council.

             DIRECTORS SERVING UNTIL 2003 ANNUAL MEETING (CLASS I)

     Cyril C. Baldwin, Jr. (age 74). Director and President (until early 1990) since the Company commenced business in 1981 and Chief Executive Officer from 1984 until his retirement in April, 1995. Chairman of the Board since his election in 1991 until his retirement as Chairman in October 1999. Currently Chairman Emeritus of the Board and Chairman of the Environmental Committee and member of the Governance Committee of the Board of Directors. Director Congoleum Corporation and a member of NewsBank and Transition Partners Advisory Boards.

     Claes Glassell (age 51). Director, President and Chief Operating Officer since July 2001. Prior thereto, he was Executive Vice President and Chief Operating Officer. Since joining the Company in 1994 to 2000, he was Vice President and Managing Director of Cambrex Limited. Between 1989 and 1994, he was with Nobel Chemicals International AB as President and Chief Executive Officer of the Pharma Chemistry Business Area. From 1976 to 1989 he held various international management assignments with Berol in the United States, United Kingdom and Sweden. He served on the Board of the Swedish Chemical Industry Association from 1993 to 1996 and was also a member of the Responsible Care Committee for the Swedish Chemical Industry Association.

     George J. W. Goodman (age 71). Director since the Company commenced business in 1981. Member of the Audit and Environmental Committees of the Board of Directors. Since 1971 has been the President and currently is also Chairman and Chief Executive Officer of Continental Fidelity, Inc., an editorial consulting services and products firm. Director of New England Life Insurance, and member of the Advisory Council of the Princeton University Center for International Studies and a Life Trustee of the Urban Institute.

     Kathryn Rudie Harrigan (age 50). Director since 1994. Member of the Audit and Environmental Committees of the Board of Directors. Since 1981, Professor, Management of Organizations Division of the Columbia University Business School, and, since 1993, the Henry R. Kravis Professor of Business Leadership at Columbia University Business School. Member of the Board of Active International.

     Robert LeBuhn (age 69). Director since the Company commenced business in 1981. Member of the Compensation, Governance and Environmental Committees of the Board of Directors. Retired Chairman, Investor International (U.S.), Inc., a private investment firm where Mr. LeBuhn was President from 1984 to 1993, and Chairman until December 1994. Director of US Airways Group, Inc., and Enzon, Inc.

             DIRECTORS SERVING UNTIL 2004 ANNUAL MEETING (CLASS II)

     Rosina B. Dixon, M.D. (age 59). Director since 1995 and member of the Compensation and Environmental Committees of the Board of Directors. Dr. Dixon has been a consultant to the pharmaceutical industry since May 1986. Prior to that time, she was Vice President and Secretary of Medical Market Specialties Incorporated, as well as a member of its Board of Directors. Dr. Dixon previously served as Medical Director, Schering Laboratories, Schering-Plough Corporation. Prior to that, she was Executive Director Biodevelopment, Pharmaceuticals Division, CIBA-GEIGY Corporation. She is a member of the Boards of Directors of Church & Dwight Co., Inc. and Enzon, Inc.

     Roy W. Haley (age 55). Director since 1998. Member of the Audit, Governance and Environmental Committees of the Board of Directors. Director, Chairman, President and Chief Executive Office of WESCO International, Inc. (NYSE), an electrical products distribution company. Prior to joining WESCO in 1994, served as President and Chief Operating officer of American General Corporation, one of the nation's largest consumer financial services organizations. Began his career in 1969 with the management consulting division of Arthur Andersen & Co. and served as a partner from 1980 until 1988. Director of United Stationers, Inc. (NASDAQ), Development Dimensions, Inc. and civic organizations generally based in Western Pennsylvania.

     Leon J. Hendrix, Jr. (age 60). Director since 1995 and Chairman of the Governance Committee and member of the Environmental Committee of the Board of Directors. Chairman of Remington Arms Co. since November 1997. From 1993 to 2000, Mr. Hendrix was a Principal of Clayton, Dubilier & Rice, Inc., a private investment firm. Prior thereto, Mr. Hendrix was with Reliance Electric Company, a manufacturer and seller of industrial and telecommunications equipment and services, since 1973, where he held a series of executive level positions, most recently Chief Operating Officer and a member of the Board of Directors since 1992. Mr. Hendrix is a member of the Boards of Directors of Keithley Instruments, Inc., NACCO Industries, Inc., Riverwood Holding Inc. and Riverwood International Corporation. He is also a member of the Clemson University Board of Trustees, previously served on the Board of Governors of the National Electrical Manufacturers Association and the Board of Directors of the Cleveland Chapter of the American Red Cross.

     Ilan Kaufthal (age 54). Director since the Company commenced business in 1981. Chairman of the Audit Committee and member of the Environmental Committee of the Board of Directors. Vice Chairman of Investment Banking at Bear, Stearns & Co., Inc. since joining that firm in May 2000. Until joining Bear, Stearns & Co., Inc., he was with Schroder & Co. Incorporated as Vice Chairman and head of mergers and acquisitions for thirteen years. Prior thereto, he was with NL Industries, Inc., a firm in the chemicals and petroleum services businesses, as its Senior Vice President and Chief Financial Officer. Director of United Retail Group, Inc., Russ Berrie & Company, Inc., and Edmunds.com. He also serves as a member of the Board of Trustees of The Jewish Museum.

     During 2001, each incumbent director attended more than 90% of the aggregate of the meetings of the Board and Committees of the Board of which such director was a member.

RELATED PARTY TRANSACTIONS

     Mr. Kaufthal is Vice Chairman of Investment Banking at Bear, Stearns & Co., Inc. who provide the Company from time to time with investment advisory services. In 2001 the Company paid Bear, Stearns a fee of $1,000,000 in connection with advisory services related to the Company's acquisition of Bio Science Contract Production Corp.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's securities to file reports of ownership and transactions in the Corporation's securities with the Securities and Exchange Commission and the New York Stock Exchange. Such directors, executive officers and ten percent stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received by it, and on written representation from certain reporting persons, the Company believes that during 2001 all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were satisfied.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     Cambrex seeks to be a leading supplier of products and services to the life sciences industry, providing superior return to its owners. To achieve this, the Company plans to be among the top quartile of its peers within the industry. To meet these objectives, the Company must be able to attract, motivate and retain personnel with the requisite skills and abilities to enable the Company to achieve superior operating results. Accordingly, the Company's compensation programs are designed to reward above average performance and provide incentive opportunity to be competitive in the markets for talent in which the Company participates.

EXECUTIVE COMPENSATION

     The Company's executive compensation administration program involves two components. Annual compensation is in the form of base salary plus a yearly incentive award. Long-term compensation consists of stock options, which are intended to reward executives when improvements in operating performance increase the market value of the Company for its stockholders.

     The accomplishment of results measured against the executives' goals and objectives are reviewed by the Compensation Committee subsequent to review and recommendation from the Office of the Chairman. Executives are rewarded for results achieved that contribute to key operating results, i.e., sales, net income, return on investment, and other assigned goals including but not limited to: service and quality improvement, product and marketing development, technology development, and personnel development. The Company uses independent salary surveys of its Peer Group, as well as national compensation surveys, to assist in determining appropriate levels of compensation for each executive position. The Company targets annual executive salaries at the median levels in companies surveyed.

     Annual incentive compensation awards are based on corporate financial performance and individual performance measured against agreed goals and objectives. The achievement of personal objectives determines individual awards. The incentive plan provides a better than average individual award when net income substantially exceeds prior year's earnings. In January 1998 the Committee amended the Company's executive incentive compensation award program to include individual measurements against agreed annual operating goals and longer-term strategic growth objectives. Under this program two-thirds of the award pool is based on annual operating goals and is generally paid in cash, while the remaining one-third is based on strategic, longer-term growth objectives and is generally awarded in the form of Company stock having a three-year holding period. The Committee may in its discretion apportion the aggregate award pool between cash and stock. For 2001 the Committee determined that twenty-five percent of the total award would be paid in cash and seventy-five percent in Company stock with a three year holding period. In arriving at this apportionment, the Committee gave consideration to the fact that operating results for the Life Sciences business improved significantly over the prior year.

     Long-term compensation for executives also includes Company stock option grants, which are awarded based on an individual's position in the Company, the individual's performance, and the number of outstanding stock option awards held by the individual. The type of option available to the Company's key Employees, including those individuals named in the Summary Compensation Table (below), would become exercisable if the publicly traded share price of the Company's shares exceeds predetermined levels for designated periods of time.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Mack, the Company's Chairman and Chief Executive Officer, received $531,250 in annual salary in 2001. Mr. Mack's salary was determined based upon the same factors used in setting other executive salaries.

     Mr. Mack received in 2002 a cash incentive compensation award of $113,203 for fiscal 2001, as recessionary pressures in the Specialty and Fine Chemicals, and the Animal Health/Agriculture segments reduced the Company's increase in sales to modest levels and resulted in a reduction in net income. He also received an award of 8,283 shares of restricted Company stock in 2002 for fiscal 2001, reflecting Mr. Mack's success in the pursuit of strategic acquisitions, the repositioning of the Company into life sciences, and the achievement of substantial improvement in financial performance by the Company in the Human Health and BioSciences segments, as aggregate gross sales in those segments was increased from $330,118,000 in 2000 to more than $367,968,000 in 2001, and aggregate gross profit increased from $141,960,000 in 2000 to $156,708,000 in 2001. Mr. Mack's annual compensation was directly related to these improvements in 2001 and the continued growth of the Company in the pharmaceutical and biotechnology areas.

POLICY REGARDING SECTION 162(m)

     The Company's policy on the tax deductibility of compensation is to maximize deductibility to the extent possible without negating all of its discretionary power. To this end the Company has submitted complying plans for stockholder approval. Nevertheless, the Committee has occasionally taken actions that result in non-deductible compensation and it may do so again in the future when the Committee determines that such actions are in the Company's best interests.

                             COMPENSATION COMMITTEE

                            JOHN R. MILLER, CHAIRMAN
                             ROSINA B. DIXON, M.D.
                                WILLIAM B. KORB
                                 ROBERT LEBUHN

     The following table summarizes the compensation earned by the Chief Executive Officer and each of the four other most highly compensated executive officers (collectively, the "Named Executive Officers") during the previous three fiscal years for services in such capacities to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                             ------------------------------------
                                                ANNUAL COMPENSATION                       SECURITIES
                                          --------------------------------                  UNDER-
                                                                 OTHER       RESTRICTED     LYING      PAYOUTS --
                                                                 ANNUAL        STOCK       OPTIONS        LTIP       ALL OTHER
                                          SALARY     BONUS    COMPENSATION    AWARD(S)      /SARS       PAYOUTS     COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR     ($)       ($)        ($)(1)         ($)          (#)          ($)           ($)
---------------------------        ----   -------   -------   ------------   ----------   ----------   ----------   ------------
James A. Mack....................  2001   537,500   114,000       - 0 -       339,609       32,612                     7,650(2)
Chairman, and                      2000   462,500   489,000       - 0 -       199,500      130,839     175,000(5)      7,650(2)
Chief Executive Officer            1999   412,500   463,129       - 0 -       238,835       16,349       - 0 -         7,500(2)
Claes Glassell...................  2001   364,845    48,000       - 0 -       141,488        - 0 -       - 0 -         7,650(2)
President &                        2000   317,917   220,500       - 0 -        69,125       75,000       - 0 -         7,650(2)
Chief Operating Officer            1999   283,750   255,470       - 0 -       101,787        - 0 -       - 0 -         7,500(2)
Steven M. Klosk..................  2001   275,000    37,000       - 0 -       108,675        - 0 -       - 0 -         7,650(2)
Executive Vice President,          2000   262,500   206,700       - 0 -        65,919       50,000       - 0 -         7,650(2)
Administration                     1999   250,000   225,000       - 0 -        84,397        - 0 -       - 0 -         7,500(2)
Paolo Russolo(3).................  2001   178,600   220,000      50,000        82,500        - 0 -       - 0 -         - 0 -
President, Generic Pharmaceutical  2000   174,962   210,034      55,000(4)     88,782       30,000       - 0 -         - 0 -
Business Unit                      1999   192,967   209,251      60,000(4)     99,903        - 0 -       - 0 -         - 0 -
Salvatore J. Guccione............  2001   221,583    38,500       - 0 -       106,313        - 0 -       - 0 -         7,650(2)
Senior Vice President &            2000   183,250   119,600       - 0 -        42,872       50,000       - 0 -         7,650(2)
Chief Financial Officer            1999   174,375   160,000       - 0 -        52,500        - 0 -       - 0 -         7,500(2)

---------------
(1) The rule requires disclosure of perquisites and other personal benefits only when the aggregate value of these items exceeds the lesser of $50,000 or 10% of salary and bonus.

(2) Amounts indicated are attributable to Company contributions under the Company's Savings Plan.

(3) Amounts are converted from Italian Lire to U.S. Dollars based on the average exchange rate for that year.

(4) Paid pursuant to an employment arrangement assumed by the Company as part of its acquisition of Profarmaco S.r.l.

(5) Incentive Appreciation Units subject to Board approval (see Chief Executive Officer Compensation).

                          OPTION GRANTS IN FISCAL 2001

                               INDIVIDUAL GRANTS

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                        ANNUAL RATES OF RETURN
                                                 % OF                                       OF STOCK PRICE
                                             TOTAL OPTIONS                                 APPRECIATION FOR
                                   OPTIONS    GRANTED TO     EXERCISE OR                    OPTION TERM(1)
                                   GRANTED    EMPLOYEE IN    BASE PRICE    EXPIRATION   -----------------------
NAME                                 (#)      FISCAL YEAR     ($/SHARE)       DATE        5% ($)      10% ($)
----                               -------   -------------   -----------   ----------   ----------   ----------
James A. Mack....................  32,612        13.6%        42.870        4/26/11      879,243     2,228,174
Claes Glassell...................   - 0 -           0%         N/A            N/A          N/A          N/A
Steven M. Klosk..................   - 0 -           0%         N/A            N/A          N/A          N/A
Paolo Russolo....................   - 0 -           0%         N/A            N/A          N/A          N/A
Salvatore J. Guccione............   - 0 -           0%         N/A            N/A          N/A          N/A

---------------
(1) Realizable value is presented net of option exercise price, but before taxes associated with exercise. These amounts represent assumed compounded rates of appreciation and exercise of the options immediately prior to the expiration of their term. Actual gains are dependent on the future performance of Cambrex Stock, overall stock market conditions, and continued employment through the exercise period. The options are not exercisable prior to six months from the date of grant and the shares that are acquired upon exercise may not be sold until two years from after the grant date.

     The following table sets forth information for each Named Executive Officer with regard to the aggregate options exercised during 2001 and the aggregate stock options held as of December 31, 2001.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
VALUES(1)

                                                             NUMBER OF SECURITIES
                             SHARES                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                          ACQUIRED ON         VALUE             OPTIONS/SARS AT         IN-THE-MONEY OPTIONS/SARS
                            EXERCISE        REALIZED              FY-END (#)                  AT FY-END ($)
NAME                          (#)            ($)(1)        EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(2)
----                      ------------   ---------------   -------------------------   ----------------------------
James A. Mack...........    100,000         2,750,750           344,633/66,667                 6,029,222/0
Claes Glassell..........      - 0 -             - 0 -           279,000/50,000                 7,119,025/0
Steven M. Klosk.........     25,000           915,625           271,666/33,334                 7,190,500/0
Paolo Russolo...........      - 0 -             - 0 -            90,000/20,000                 2,035,500/0
Salvatore J. Guccione...     20,000           617,500            91,666/33,334                 1,857,500/0

---------------
(1) Based upon the value upon exercise of underlying securities less the exercise price.
(2) Based upon the closing price ($43.60 per share) on December 31, 2001.

     The following graph compares the Company's cumulative total stockholder return, for a five year period, with a performance indicator of the overall stock market, the S&P Composite Index, and a peer group which the Company believes reflects its current businesses. Prices are as of December 31 of the year indicated.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                     CAMBREX CORP., S&P 500, AND PEER GROUP

                                                      CAMBREX CORP.               S&P 500 INDEX                PEER GROUP
                                                      -------------               -------------                ----------
31-Dec-96                                                   100                         100                         100
31-Dec-97                                                141.16                      133.36                       134.4
31-Dec-98                                                147.93                      171.48                      136.58
31-Dec-99                                                213.26                      207.56                       138.8
31-Dec-00                                                281.04                      188.66                      131.54
31-Dec-01                                                271.53                      166.24                       91.63

     The Company's commercial activities are focused on manufacturing and marketing to customers concentrated in the Life Sciences, including pharmaceutical chemicals and intermediates and products in the BioSciences Industry; the Company continues to produce and market specialty chemicals. Although the Company's products are diverse, making it difficult to select a comparative peer group, the Company believes the peer group to be most representative of its activities for comparing return to stockholders in terms of sales, products and customers. Those companies included in the peer group are: Albany Molecular Research, Inc.(2); Charles River Laboratories International, Inc.; Clariant AG Switzerland(1); Degussa-Huls AG; Ferro Corporation; International Specialty Products Inc.; Invitrogen Corp.(2); Lonza Group Ltd(2); Rhodia-Spon ADR(3); and Sigma-Aldrich Corporation.
---------------
(1) Clariant AG Switzerland trades only on the Zurich Stock Exchange (Switzerland).

(2) Results for these three companies are included only for the years 2000 and 2001.

(3) Results for this company are included only for the years 1999 to 2001.

RETIREMENT PLANS

     Retirement benefits are based on an employee's years of service and compensation for such years. "Compensation" for the purposes of the computation of benefits, includes regular compensation, bonuses and overtime, but excludes income attributable to fringe benefits and perquisites. The retirement benefit earned for a given year of service is calculated by multiplying the participant's compensation for the year by 1% and adding to that amount 0.6% of such compensation in excess of the participant's social security covered compensation. Similar amounts are calculated for each year of service and are aggregated to obtain the annual retirement benefit, subject to the limitations imposed by the Employee Retirement Income Security Act of 1974 and related regulations ("ERISA"). For this purpose social security covered compensation is the 35-year average of the social security wage bases ending with the wage base for the year in which the participant reaches age 65.

     Although compensation includes the items mentioned above, the Company's qualified non-contributory pension plan (the "Qualified Plan") limits the maximum amount of compensation which may be taken into account for the purposes of calculating benefits to the ERISA limit, which was $170,000 during 2001. Therefore, any compensation received by any of the Named Executive Officers which exceeds this amount will not be taken into account in the calculation of their benefits under this Plan. A Supplemental Non-Qualified Pension Plan, which became effective on January 1, 1994, provides benefits based on compensation levels above the ERISA maximum compensation level.

     The following table shows the estimated aggregate annual retirement benefits payable under the Company's Qualified and Supplemental pension plans to employees listed, assuming they retire at normal retirement age (65), with benefits payable in the form of a life annuity and that pensionable compensation for all years after 2001 will be the same as 2001 pensionable compensation.

                               PENSION PLAN TABLE

                                                                       PROJECTED
                                                2001 PENSIONABLE    ANNUAL BENEFITS
NAME                                            COMPENSATION ($)     AT AGE 65 ($)
----                                            ----------------    ---------------
James A. Mack.................................     $1,026,500          $150,807
Claes Glassell................................     $  585,345          $172,060
Steven M. Klosk...............................     $  481,700          $206,526
Salvatore J. Guccione.........................     $  341,183          $153,824
Paolo Russolo(1)..............................     $    - 0 -          $  - 0 -

---------------
(1) Mr. Russolo does not receive pensionable compensation from the Company but does receive a retirement benefit from the government of Italy.

DEFERRED COMPENSATION PLAN

     The Company has established a Non-qualified Deferred Compensation Plan for Key Executives (the "Deferred Plan"). Under the Deferred Plan, officers and key employees may elect to defer all or any portion of their pre-tax annual bonus and/or annual base salary (other than the minimum required Social Security contributions and $10,000). The deferred amount is invested in Fidelity Mutual Funds available under the Cambrex Savings Plan, except for the Cambrex Stock Fund. During 1995 the Board amended the Deferred Plan to permit officers and key employees to elect to defer Company stock which would otherwise have issued upon the exercise of Company stock options. The stock deferred will be held in a Company Stock Account, and cannot be sold and the proceeds placed in another Fidelity Fund. Transfers into the Company Stock Account are not permitted. The Deferred Plan is not funded by the Company, but the Company has established a Deferred Compensation Trust Fund to protect the account balance in the case of a change of control of the Company.

CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into agreements with a number of key employees, including the Named Executive Officers except Mr. Russolo, with the objective of preserving management stability in the event of a threatened or actual change of control of the Company. Under each agreement, in the event of a change of control of the Company (defined in the agreement to include certain events involving changes in ownership of the Company's stock or the composition of the Company's Board of Directors or other structural changes, but, in any case, with the Board having discretion to find other events to constitute a change of control) the employee is awarded a three-year contract of employment in substantially the same position he had prior to the start of the employment contract term. The contract of employment is at a monthly salary not less than the highest monthly salary earned by the employee during the 12 months preceding the start of the employment contract term and provides for an annual bonus and benefits comparable to those pertaining to the employee prior to the start of the employment contract term. In addition, in the event of a change of control, performance options including those granted under the 1998 Performance Stock Option Plan will become immediately exercisable regardless of publicly traded share price.

     In the event that at any time during the employment contract term, the employee's employment is terminated (i) by the Company (other than by reason of disability or for cause), or (ii) by the employee by reason of the Company's violation of the terms of the employment contract, or (iii) by the employee during the thirteenth month of the employment contract term, with or without reason, the employee will be entitled to a lump sum payment in an amount equal to the sum of (a) a ratable portion of the amount of the highest annual bonus paid to the employee during the three years prior to the year of termination, based upon the elapsed time in the year of termination, (b) up to three times the annual salary under the contract and three times such highest annual bonus, which amount declines ratably over a 36 month term for each month the employee remains employed by the Company following the first anniversary of the start of the employment contract term, and (c) the present value of the pension benefit lost by the employee by reason of the early termination of employment. In the event of such termination the employee will also be entitled to the employment benefits, such as health insurance and life insurance, to which he would have been entitled had his employment not been terminated, and to the immediate right to exercise any employee stock options notwithstanding their stated exercisability in installments. Additionally, the employment contracts provide for an additional payment to the employee to cover any excise tax payable by the employee on so-called excess golden parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended.

MANAGEMENT CONTRACTS AND PROGRAMS

     During 1990 the Board of Directors authorized an agreement with Mr. Baldwin pursuant to which he might, at his election and at any time after January 1, 1994, enter into a consulting arrangement with the Company upon his resignation as an employee. Pursuant to this agreement Mr. Baldwin was obligated to provide certain financial, consulting and advisory services to the Company as determined by the Chief Executive Officer. The contract continued for the remainder of Mr. Baldwin's life at an annual fee of $140,000. In 1994 the Company reached agreement with Mr. Baldwin to restate his consulting arrangement. Under the restated arrangement, he entered into two agreements at the prior rate, the first providing for consulting services while he is able to provide such services and the second providing an additional retirement benefit for the remainder of his lifetime.

     Mr. Baldwin retired as Chief Executive Officer, on April 1, 1995 and as an employee of the Company, effective April 30, 1995 and elected to begin receiving payments under the agreement at that time. During 2001 Mr. Baldwin received $140,000 in consulting payments.

     At a meeting held on January 26, 1995, the Board of Directors authorized similar agreements with Mr. Mack at an annual rate of $100,000.

     At its July 27th, 2000, meeting and based on the Compensation Committee's recommendation, the Board adopted the 2000 Succession Planning Incentive Program to ensure effective succession planning and transition. Under the Program the Chairman and Chief Executive Officer was awarded 175,000 Incentive Appreciation Units at the traded closing price of the Company's common stock on the date of the award. Upon a finding by the Board that a successful management transition has occurred, the award will vest not later than July 1, 2004 and may be vested by the Board at an earlier date. Thereafter, the Chairman and Chief Executive Officer may exercise the award in whole or in part and receive in cash from the Company the difference between the grant price and the traded share price on the date of exercise times the number of units exercised. The award will expire on the earlier of (i) seven years from the grant date, (ii) July 27, 2007, or (iii) a date one year after retirement or on the date the Chairman and Chief Executive Officer terminates service with the Company prior to vesting for any reason except death or total or permanent disability.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal financial controls. Management of the Company has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report to Management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee is composed of independent directors, and acts under a written charter first adopted by the Company's Governance Committee in 1995 and amended to its present form by the Audit Committee in May, 2000, when it was approved by the Board of Directors. Each of the members of the Audit Committee is independent as defined by Cambrex policy and the New York Stock Exchange listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

     The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as Cambrex's independent accountants. Additionally, and as appropriate, the Audit Committee reviews and evaluates, and consults and discusses with Cambrex management, Cambrex internal audit personnel and the independent accountants, regarding the following: the plan for, and the independent accountants' report on, each audit of Cambrex's financial statements; changes in Cambrex's accounting practices, principles, controls or methodologies, or in the Company's financial statements; significant developments in accounting rules; the adequacy of Cambrex's internal accounting controls, and accounting, financial and auditing personnel; and, the establishment and maintenance of an environment at Cambrex that promotes ethical behavior.

     This year the Audit Committee reviewed and amended the Audit Committee Charter to reflect the new standards set forth in SEC regulations and the New York Stock Exchange listing standards. Generally, these changes reflect increased specificity in the Charter rather than changes in the Committee's practices. After appropriate review and discussion, the Committee determined that it had fulfilled its responsibilities under the Audit Committee Charter.

     The Audit Committee is responsible for recommending to the Board that Cambrex's financial statements be included in Cambrex's annual report. The Audit Committee took a number of steps in making this recommendation for 2001. First, the Audit Committee discussed with PricewaterhouseCoopers L.L.P. ("PricewaterhouseCoopers"), Cambrex's independent accountants for 2001, those matters PricewaterhouseCoopers communicated to and discussed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed PricewaterhouseCoopers' independence with PricewaterhouseCoopers and received a letter from PricewaterhouseCoopers concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure informed the Audit Committee of PricewaterhouseCoopers independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with Cambrex management and PricewaterhouseCoopers, Cambrex's audited consolidated balance sheets at December 31, 2001 and 2000, and consolidated statements of income, cash flows and stockholders' equity for the three years ended December 31, 2001. Based on the discussions with PricewaterhouseCoopers concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that these financial statements be included in Cambrex's 2001 Annual Report on Form 10-K.

                                AUDIT COMMITTEE

                            ILAN KAUFTHAL, CHAIRMAN
                              GEORGE J.W. GOODMAN
                                  ROY W. HALEY
                             KATHRYN RUDIE HARRIGAN

PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to Cambrex for the fiscal year ended December 31, 2001, by the Company's principal accounting firm, PricewaterhouseCoopers:

                                                 TOTAL 2001    BILLED THRU    TO BE BILLED
                                                   AUDIT        12/31/01        IN 2002
                                                 ----------    -----------    ------------
Audit Fees.....................................  $  631,389    $  394,155       $237,234
Financial Information System Design And
  Implementation Fees..........................  $    - 0 -         - 0 -          - 0 -
All Other Fees.................................  $1,114,186    $  918,693       $195,493
                                                 ----------    ----------       --------
  Totals.......................................  $1,745,574    $1,312,848       $432,726

                                   AUDIT FEES

     Aggregate fees for professional services rendered by PricewaterhouseCoopers in connection with its audit of the Company's consolidated financial statements as of and for the year ended December 31, 2001 and its limited reviews of the Company's unaudited condensed consolidated interim financial statements were $631,389.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During the year ended December 31, 2001, PricewaterhouseCoopers rendered no professional services to the Company in connection with the design and implementation of financial information systems.

                                 ALL OTHER FEES

     In addition to the Audit Fees described above, there were aggregate fees for professional services rendered by PricewaterhouseCoopers of $1,114,186 related to the year ended December 31, 2001 for the following professional services:

Audit related services(a)...................................  $151,390
Tax services................................................  $689,844
Actuarial services..........................................  $206,500
Other.......................................................  $ 66,452

---------------
(a) Primarily includes fees for issuance of consents and comfort letter, accounting consultations and audits of the Company's employee benefits plans.

     The Audit Committee has reviewed payments made and to be billed by PricewaterhouseCoopers and has determined that they do not affect the auditor's independence.

                                RATIFICATION OF
                            APPOINTMENT OF AUDITORS

     The Board of Directors, in accordance with the recommendation of the Audit Committee, has selected PricewaterhouseCoopers L.L.P. to be the Company's independent accountants for 2002, subject to the ratification of the stockholders.

     PricewaterhouseCoopers was first engaged by the Company as its independent accountants on March 19, 1992. A representative of PricewaterhouseCoopers is expected to be present at the meeting, will be afforded an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

STOCKHOLDER PROPOSALS FOR 2003

     Stockholder proposals intended to be presented at the 2003 Annual Meeting must be received by the Company not later than November 18, 2002, in order to be included in the Company's Proxy Statement for the 2003 Annual Meeting. In addition, the Company's By-laws provide that any stockholder wishing to present a nomination for the office of director before a stockholder meeting for a vote must give the Company at least 90 days advance notice, any stockholder wishing to bring a proposal or other business before a stockholder meeting for a vote must give the Company at least 60 days advance notice, and that both such notices must meet certain other requirements. Any stockholder interested in making such a nomination or proposal should request a copy of such By-law provisions from the Secretary of Cambrex Corporation. If the Company does not receive notice of a stockholders proposal within this time frame, the individuals named in the proxies solicited by the Board of Directors for that meeting may exercise discretionary voting power with respect to that proposal.

                                                 By Order of the Board of
                                                 Directors.

                                                       Peter E. Thauer,
                                                           Secretary

March 18, 2002

     UPON WRITTEN REQUEST THE COMPANY WILL PROVIDE TO EACH STOCKHOLDER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR 2001. REQUESTS SHOULD BE DIRECTED TO MR. SALVATORE J. GUCCIONE, SENIOR VICE PRESIDENT, AND CHIEF FINANCIAL OFFICER, CAMBREX CORPORATION, ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NJ 07073. SUCH REPORT WILL BE FURNISHED WITHOUT EXHIBITS. COPIES OF THE EXHIBITS TO SUCH ANNUAL REPORT WILL BE FURNISHED TO REQUESTING STOCKHOLDERS UPON PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING THE SAME.

                                                                       EXHIBIT A

                                    CHARTER
                                     OF THE
                                AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                              CAMBREX CORPORATION

I. AUTHORITY

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Cambrex Corporation (the "Corporation") is established pursuant to
Article V, Section 2 of the Corporation's By-Laws and Section 141 of the Delaware General Corporation Law.

II. PURPOSE

     1. The Committee's purpose is to provide assistance to the Board in fulfilling their oversight responsibility to shareholders, potential shareholders, the investment community, and others relating to the
Corporation's:

          A. Financial statements and the financial reporting process,

          B. Systems of internal accounting and financial controls,

          C. Internal audit function,

          D. Annual independent audit of the financial statements, and

          E. Legal compliance and ethics programs as established by management and the Board.

     2. It is the responsibility of the Committee to maintain free and open communications between the Committee, the independent auditors, the internal auditors and the management of the Corporation and its subsidiaries. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records facilities and personnel of the Corporation and the power to retain outside counsel, or other experts for this purpose.

     3. The Committee shall have a formal written charter adopted by the Board. The Charter shall specify:

          A. The scope of the Committee's responsibilities and how it carries them out, including, structure, process and membership requirements,

          B. The independent auditor's ultimate accountability to the Board and the Committee, which have ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditors.

          C. The Committee responsibility for taking, or recommending that the full Board take, appropriate action to oversee independence of the independent auditors, and

          D. The Committee responsibility for ensuring that it obtains from the independent auditors a formal written statement delineating all relationships between the auditor and the company, and its responsibility for discussing with the auditor any disclosed relationships or services that may impact auditor objectivity and independence.

     4. While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations and its Code of Conduct.

     5. Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under the Delaware law which shall continue to set the legal standard for the conduct of members of the Committee.

III. COMPOSITION OF THE AUDIT COMMITTEE

     1. The Committee shall be comprised of three or more directors as determined by resolution of the Board. Consistent with the appointment of other Board Committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman.

     2. Each member of the Committee shall be independent of management and the Corporation within the meaning of the NYSE Rule 303.01(B)(3) and, as such, shall be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. Committee members with a business relationship with the Corporation may serve on the Committee if the Board determines that the relationship does not interfere with the director's exercise of independent judgment.

     3. All Committee members must be financially literate or shall become financially literate within a reasonable period of time after appointment to the Committee. "Financial literacy" shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic financial and accounting practices and an ability to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement.

     4. At least one member of the Committee shall have accounting or related financial management expertise. Financial management expertise shall be determined by the Board in the exercise of its business judgment, and may include past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background resulting in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

IV. RESPONSIBILITIES

     1. The primary responsibility of the Committee is to oversee the Corporation's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Corporation's financial statements and the independent auditors are responsible for auditing those financial statements. The committee, in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the over all corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

     2. The following shall be the principle recurring processes of the Committee in carrying out its oversight responsibilities. These processes serve as a guide with the understanding that the Committee may revise or supplement them as appropriate.

          A. The Committee must review and reassess the adequacy of this Charter annually.

          B. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee. The Committee shall have ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors (or to nominate the proposed independent auditor for shareholder approval in any proxy statement). The Committee shall ensure that the independent auditor submits, on a periodic basis, a formal written statement delineating all relationships between the independent auditor and the

     Corporation. The Committee shall discuss with the auditors their independence from management and the Corporation and the matters included in the aforementioned written disclosures that may impact the auditor's objectivity and independence. As needed, the Committee will recommend that the Board take appropriate action to satisfy itself of the auditor's independence. Annually, the Committee shall review and recommend to the Board the selection of the Corporation's independent auditors, subject to shareholders approval.

          C. The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Corporation's system to monitor and manage business risk, and legal and ethical compliance programs. The Committee will meet with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

          D. The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Corporation's Quarterly Report on Form 10-Q. The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. [The Chair of the Committee may represent the entire committee for the purposes of this review].

          E. The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

          F. With respect to the responsibilities listed above, the Committee should:

             (1) Report regularly to the Board on its activities, as appropriate,

             (2) Exercise reasonable diligence in gathering and considering all material information,

             (3) Understand and weigh alternative courses of conduct that may be available,

             (4) Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action, and

             (5) If the Committee deems it appropriate, retain independent accountants to assist the Committee in fulfilling its duties and responsibilities.

V. MEETINGS

     1. The Committee shall meet with such frequency and at such intervals as it deems necessary to carry out its duties and responsibilities. The presence in person or by telephone of a majority the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

          A. The Chairman should work with the Chief Financial Officer, the Director -- Internal Audit and management to establish agendas for Committee meetings.

          B. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

          C. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee's activities and make copies of such minutes available to the Board.

     2. In addition, the Committee (or the Chairman) should meet or confer with the independent accountants and management quarterly to review the Corporation's periodic financial statements prior to their filing with the Securities and Exchange Commission.

     3. As part of its job to foster open communications, the Committee shall meet at least annually with management, the Director -- Internal Audit, and the Corporation's independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed in private.

VI. REPORTING REQUIREMENTS

     1. The Committee has reporting requirements to the New York Stock Exchange, the Securities and Exchange Commission and the Board.

     2. The New York Stock Exchange requires a written affirmation to be submitted annually after the Board appoints the Audit Committee, and at any subsequent time when the composition of the Committee changes. The written affirmation shall address:

          A. The composition of the Committee and any determination made by the Board regarding the independence of the Committee members;

          B. The financial literacy of the Committee members;

          C. The determination that at least one of the Committee members has accounting or related financial management expertise; and

          D. The annual review and reassessment of the adequacy of the Committee's Charter.

     3. The Securities and Exchange Commission requires the proxy statement to include the following disclosures:

          A. Audit Committee members must be independent as defined by the New York Stock Exchange. If the Board decides, as allowed by the NYSE rules, to appoint one director to the Committee who is not independent, the next annual proxy statement must disclose the nature of the relationship causing the director to not be independent and the reason's for the Board's determination.

          B. State whether the Company has adopted a written charter and, if so, include a copy at least every three years as an appendix to the proxy statement.

          C. Include the Audit Committee report in the annual proxy statement, followed by the names of the Committee members stating whether the
     Committee:

             (1) Reviewed and discussed the audited financial statements with management,

             (2) Discussed with the independent auditors, the matters requiring discussion by Statements of Auditing Standards No. 61,

             (3) Received the written disclosures and letters from the independent auditors required by Independence Standards Board Standard No. 1, and discussed with the auditors their independence,

             (4) Based on the above, recommended to the full Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     4. The Committee should report regularly to the Board on its activities, as appropriate.

                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------



                               CAMBREX CORPORATION

     SOLICITED BY BOARD OF DIRECTORS FOR 2002 ANNUAL MEETING OF STOCKHOLDERS


     The undersigned stockholder of Cambrex Corporation, ("Cambrex" or the "Company") hereby appoints C. C. Baldwin, Jr., J. A. Mack and S.J. Guccione, and each of them acting singly and each with power of substitution and resubstitution, attorneys and proxies of the undersigned, with all the powers the undersigned would possess if personally present, to vote the shares of Common Stock of the Company which the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders of the Company to be held on April 25, 2002 at 1:00 p.m. at the Sheraton Meadowlands Hotel, Meadowlands Plaza, East Rutherford, New Jersey and any adjournment thereof. Without otherwise limiting the general authorization hereby given, said attorneys and proxies are instructed to vote as indicated on the reverse side hereof on the proposals set forth in the Notice of Annual Meeting of Stockholders of the Company and accompanying Proxy Statement, each dated March 18, 2002.

     THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE 4 NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT ACCOMPANYING THE NOTICE OF SAID MEETING (PROPOSAL NO. 1), AND "FOR" RATIFICATION OF THE APPOINTMENT OF ACCOUNTANTS (PROPOSAL NO.
2), UNLESS OTHERWISE MARKED.


                    PLEASE COMPLETE AND SIGN PROXY ON REVERSE

                      SIDE AND RETURN IN ENCLOSED ENVELOPE.

                            - FOLD AND DETACH HERE -


[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                                        FOR       WITHHOLD
1.  Election of Directors               [ ]         [ ]

NOMINEES: William B. Korb, James A. Mack,
          John R. Miller and Peter G. Tombros


For, except vote withheld from the following nominee(s):


--------------------------------------------------------------------------------


                                                FOR     AGAINST     ABSTAIN
2.  Ratification of the appointment of          [ ]       [ ]         [ ]
    PricewaterhouseCoopers L.L.P. as
    independent public accountants for
    2002.



SIGNATURE(S)                                                 DATE
            -----------------------------------------------       --------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.